Exhibit 99.1

New Fortress Energy Announces Second Quarter 2019 Results

August 12, 2019

NEW YORK -- New Fortress Energy LLC (NASDAQ: NFE) (“New Fortress Energy” or the “Company”) today reported its financial results for the second quarter ending June 30, 2019.

Business Highlights
•	Commercial
o	Total Committed volumes of 2.6mm gallons per day (“GPD”) as of Q2 2019, an increase from 1.0mm GPD in Q2 2018(1)
o	Total In Discussion volumes of 16.0mm GPD as of Q2 2019, an increase from 9.1mm GPD in Q2 2018(2)
•	Development
o	NFE had 14 projects under development with total remaining project cost of ~$282mm, as of Q2 2019(3),(4)
o	The Old Harbour terminal in Jamaica commenced commercial operations in Q2 2019
o	The micro fuel handling facility in San Juan, Puerto Rico is expected to commence commercial operations in Q4 2019
•	Financial
o	Fully underwritten commitment for $180mm in financing to complete the construction of the Jamalco CHP Plant
o
Cash on hand, including restricted cash, as of June 30, 2019 was $258mm which, combined with expected cash flows from operations and expected new financing to complete the Jamalco CHP Plant, is expected to fully fund all downstream Committed project costs(5)

Financial Overview
•
Revenue for Q2 2019 increased vs. Q2 2018 due to revenue generated from the Old Harbour terminal, added volumes sold through our Montego Bay facility to the Bogue power plant, and new commercial and industrial customer contracts coming online(6)

•
Cost of goods sold was higher due to LNG costs associated with a spot market cargo purchase that was fully consumed during Q1 and Q2 2019. Due to these higher LNG costs, our weighted average cost of gas increased from $0.69 per gallon in Q2 2018 to $0.83 per gallon in Q2 2019

•	Operation and maintenance cost was higher during Q2 2019 due to additional costs associated with operating our charter vessels
•	SG&A for Q2 2019 was higher than Q2 2018 largely due to increased costs associated with headcount, professional fees, as well as non-cash compensation expense

	For the three months ended June 30,
(in millions, except Average Volumes)	2018	2019
Revenues	$26.8	$39.8
Net Loss	$(18.8)	$(51.2)
Operating Margin*	$(0.9)	$(9.7)
Average Volumes (k GPD)	287	378

*Operating margin is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

Please refer to our Q2 2019 Investor Presentation for further information about the following terms:
1) “Committed Volumes” means our expected volumes to be sold to customers under binding contracts, non-binding letters of intent, non-binding memorandums of understanding, binding or non-binding term sheets or have been officially selected as the winning provider in a request for proposals or competitive bid process. We cannot assure you if or when we will enter into binding definitive agreements for the sales of volumes under non-binding letters of intent, non-binding memorandums of understanding, non-binding term sheets or based on our selection as the winning provider under a request for proposals or competitive bid process. Some but not all of our contracts contain minimum volume commitments, and our expected volumes to be sold to customers reflected in our “committed volumes” is substantially in excess of such minimum volume commitments.
2) “In Discussion Volumes” or similar words refer to expected volumes to be sold to customers for which (i) we are in active negotiations, (ii) there is a request for proposals or competitive bid process, or (iii) we anticipate a request for proposals or competitive bid process will soon be announced based on our discussions with the potential customer. We cannot assure you if or when we will enter into contracts for sales of additional volumes, the price at which we will be able to sell such volumes, or our costs to purchase, liquefy, deliver and sell such volumes. Some but not all of our contracts contain minimum volume commitments, and our expected sales to customers reflected in our “in discussion volumes” is substantially in excess of potential minimum volume commitments.
3) “In Development” or similar statuses means that we have taken steps and invested money to develop a facility, including procuring land rights and entitlements, negotiating or signing construction contracts, and undertaking active engineering, procurement and construction work. Our development projects are in various phases of progress, and there can be no assurance that we will continue progress on each development as we expect. If we are unable to enter into favorable contracts or to obtain the necessary regulatory and land use approvals on favorable terms, we may not be able to construct and operate these assets as expected, or at all. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays.
4) “Remaining project cost” and similar terms mean the remaining project budget that we estimate the referenced development project or projects will require in order to reach “operational” status or full commercial operations, as of a particular date. References to a particular quarter mean the last day of that quarter and references to a particular date mean that date. Such project cost is an estimate based on our contracts for each development project, negotiations in progress for the work related to such development project, and our experience developing other similar projects.
5) Committed projects include the San Juan Facility, the La Paz Terminal, the Jamalco CHP Plant as well as expected expenditures to serve new small-scale customers.
6) Please note that commercial and industrial customer contracts are the same as the “small scale” customers we refer to in our periodic filings, including our forthcoming report on Form 10-Q.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which will be available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
New Fortress Energy’s management will host a conference call on Tuesday, August 13, 2019 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Fortress Energy’s website, www.newfortressenergy.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference access code “New Fortress Energy Second Quarter Earnings Call”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available from 12:00 P.M. Eastern Time on Tuesday, August 13, 2019 through midnight Eastern Time on Tuesday, August 20, 2019 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.); please reference access code “5563214”.

About New Fortress Energy LLC
New Fortress Energy (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities. New Fortress Energy is majority-owned by a fund managed by an affiliate of Fortress Investment Group.

Non-GAAP Financial Measure
Operating margin is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to operating income (loss), net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, provides a supplemental measure of financial performance of our current liquefaction and regasification operations.  This measure excludes items that have little or no significance on day-to-day performance of our current liquefaction and regasification operations, including our corporate SG&A and other (income) expense.

As operating margin measures our financial performance based on operational factors that management can impact in the short-term and provides an assessment of controllable expenses, items associated with our capital structure and beyond the control of management in the short-term, such as depreciation and amortization, taxation, and interest expense are excluded.  As a result, this supplemental metric affords management the ability to make decisions to facilitate meeting current financial goals as well as achieve optimal financial performance of our current liquefaction and regasification operations.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements.  A reconciliation is provided for the non-GAAP financial measure to our GAAP net income (loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income (loss), and not to rely on any single financial measure to evaluate our business.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including the expected ramp up of volumes in our Old Harbour terminal, our expected cash flows (and the underlying committed volumes), our expected funding of downstream committed project costs, our expectations about downstream committed project costs, the expected commercial operations date of the San Juan, Puerto Rico micro fuel handling facility, and the expected financing of the Jamalco CHP Plant. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction or commissioning schedules will take longer than we expect, the risk that our expectations about the price at which we sell LNG, the cost at which we produce, ship and deliver LNG, and the margin that we receive for the LNG that we sell are not in line with our expectations, risks that our operating or other costs will increase and our expected funding of projects may not be possible, and risks that our downstream committed projects costs are greater than we expect so the expected funding of such projects may not be possible, and risks that the financing of the Jamalco CHP Plant financing cannot close because of factors within or outside of our control, including receipt of all documents and approvals required for closing. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Alan Andreini
(212) 798-6128
aandreini@fortress.com

Contact Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com

Exhibits – Financial Statements

Condensed Consolidated Balance Sheets
As of June 30, 2019 and December 31, 2018
(Unaudited, in thousands of U.S. dollars, except share amounts)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$200,306	$78,301
Restricted cash	19,252	30
Receivables, net of allowances of $0 and $257, respectively	43,987	28,530
Finance leases, net	1,025	943
Inventory	19,623	15,959
Prepaid expenses and other current assets	35,231	30,017
Total current assets	319,424	153,780

Investment in equity securities	2,854	3,656
Restricted cash	38,460	22,522
Construction in progress	324,828	254,700
Property, plant and equipment, net	191,257	94,040
Finance leases, net	91,665	92,207
Deferred tax asset, net	20	185
Intangibles, net	42,008	43,057
Other non-current assets	46,361	35,255
Total assets	$1,056,877	$699,402

Liabilities
Current liabilities
Term loan facility	$490,523	$272,192
Accounts payable	16,282	43,177
Accrued liabilities	42,072	67,512
Due to affiliates	6,329	4,481
Other current liabilities	19,196	17,393
Total current liabilities	574,402	404,755

Deferred tax liability, net	214	—
Other long-term liabilities	15,121	12,000
Total liabilities	589,737	416,755

Commitments and contingences (Note 17)

Stockholders’ equity
Members’ capital, no par value, 500,000,000 shares authorized, 67,983,095 shares issued and outstanding as of December 31, 2018	—	426,741
Class A shares, 20,837,272 shares, issued and outstanding as of June 30, 2019; 0 shares issued and outstanding as of December 31, 2018	111,236	—
Class B shares, 147,058,824 shares, issued and outstanding as of June 30, 2019; 0 shares issued and outstanding as of December 31, 2018	—	—
Accumulated deficit	(31,757)	(158,423)
Accumulated other comprehensive (loss)	—	(11)
Total stockholders’ equity attributable to NFE	79,479	268,307
Non-controlling interest	387,661	14,340
Total stockholders’ equity	467,140	282,647
Total liabilities and stockholders’ equity	$1,056,877	$699,402

Condensed Consolidated Statements of Operations and Comprehensive Loss
For the three and six months ended June 30, 2019 and 2018
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues
Operating revenue	$31,738	$22,653	$57,876	$44,916
Other revenue	8,028	4,146	11,841	7,592
Total revenues	39,766	26,799	69,717	52,508

Operating expenses
Cost of sales	44,043	25,766	77,392	46,531
Operations and maintenance	5,403	1,907	9,902	3,751
Selling, general and administrative	32,169	15,535	81,918	27,404
Depreciation and amortization	2,110	732	3,801	1,428
Total operating expenses	83,725	43,940	173,013	79,114
Operating loss	(43,959)	(17,141)	(103,296)	(26,606)

Interest expense	6,199	1,603	9,483	3,206
Other expense (income), net	920	(199)	(1,655)	(167)
Loss before taxes	(51,078)	(18,545)	(111,124)	(29,645)
Tax expense	155	280	401	93
Net loss	(51,233)	(18,825)	(111,525)	(29,738)
Net loss attributable to non-controlling interest	45,047	—	91,782	—
Net loss attributable to stockholders	$(6,186)	$(18,825)	$(19,743)	$(29,738)

Net loss per share – basic and diluted	$(0.28)		$(1.09)

Weighted average number of shares outstanding – basic and diluted	22,114,002		18,154,939

Other comprehensive loss:
Net loss	$(51,233)	$(18,825)	$(111,525)	$(29,738)
Unrealized loss (gain) on available-for-sale investment	—	196	—	(733)
Comprehensive loss	(51,233)	(19,021)	(111,525)	(29,005)
Comprehensive loss attributable to non-controlling interest	45,047	—	91,782	—
Comprehensive loss attributable to stockholders	$(6,186)	$(19,021)	$(19,743)	$(29,005)

Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2019 and 2018
(Unaudited, in thousands of U.S. dollars)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(111,525)	$(29,738)
Adjustments for:
Amortization of deferred financing costs	2,589	339
Depreciation and amortization	4,106	1,767
Deferred taxes	379	32
Change in value of Investment in equity securities	802	—
Share-based compensation	28,008	—
Other	232	183
(Increase) in receivables	(15,211)	(5,268)
(Increase) in inventories	(3,664)	(5,841)
(Increase) Decrease in other assets	(6,865)	6,412
Increase in accounts payable/accrued liabilities	2,553	4,863
Increase (Decrease) in amounts due to affiliates	1,848	(1,051)
Increase in other liabilities	4,680	585
Net cash used in operating activities	(92,068)	(27,717)

Cash flows from investing activities
Capital expenditures	(232,348)	(76,446)
Principal payments received on finance lease, net	471	444
Net cash used in investing activities	(231,877)	(76,002)

Cash flows from financing activities
Proceeds from borrowings of debt	220,000	—
Payment of deferred financing costs	(4,400)	(388)
Repayment of debt	(2,500)	(2,914)
Proceeds from IPO	274,948	—
Payment of offering costs	(6,938)	—
Capital contributed from Members	—	20,150
Collection of subscription receivable	—	50,000
Net cash provided by financing activities	481,110	66,848

Net increase (decrease) in cash, cash equivalents and restricted cash	157,165	(36,871)
Cash, cash equivalents and restricted cash – beginning of period	100,853	118,331
Cash, cash equivalents and restricted cash – end of period	$258,018	$81,460

Supplemental disclosure of non-cash investing and financing activities:
Changes in accrued construction in progress costs and property, plant and equipment	$(54,888)	$5,443

Non-GAAP Operating Loss and Non-GAAP Operating Margin
(Unaudited, in thousands of U.S. dollars)

We define non-GAAP operating margin as GAAP net loss, adjusted for selling, general and administrative expense, depreciation and amortization, interest expense, other (income) expense, net and tax expense.

	For the three months ended June 30,
	2018	2019
Net loss	$(18,825)	$(51,233)
Add:
Selling, general and administrative	15,535	32,169
Depreciation and amortization	732	2,110
Interest expense	1,603	6,199
Other (income) expense, net	(199)	920
Tax expense	280	155
Non-GAAP operating margin	$(874)	$(9,680)